CLUBCORP HOLDINGS, INC.
Performance Restricted Stock Unit Agreement
2012 Stock Award Plan
ClubCorp Holdings, Inc. (the “Company”), pursuant to the Amended and Restated ClubCorp Holdings, Inc. 2012 Stock Award Plan, as amended (the “Plan”), hereby grants to Participant identified below an award (the “Award”) of that number of Performance Restricted Stock Units set forth below (the “PSUs”). This Award is subject to all of the terms and conditions set forth herein and in the Plan (collectively, the “Award Documents”), (which Plan has been provided to Participant) and is incorporated herein in its entirety. All capitalized terms not defined in this Performance Restricted Stock Agreement (this “Agreement”) shall have the meaning ascribed thereto in the Plan.

Participant:
Date of Grant:	February 7, 2014
Tranche 1 Target Award:
Tranche 1 Performance Period:	February 1, 2014 through January 31, 2016
Tranche 2 Target Award:
Tranche 2 Performance Period:	February 1, 2014 through January 31, 2017
Total Target Award:

1.Grant. The Company hereby grants to Participant the number of PSUs as set forth above under Total Target Award, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The portion of the Total Target Award that is designated as the Tranche 1 Target Award shall vest in accordance with the terms of Section 2(a) below and the portion of the Total Target Award that is designated as the Tranche 2 Target Award shall vest in accordance with the terms of Section 2(b) below. All PSUs granted hereunder shall be credited to a separate account maintained for Participant on the books of the Company (the “Account”). On any given date, the value of each PSU credited to the Account shall equal the Fair Market Value of one share of Common Stock. The PSUs settle in accordance with Section 2(c) hereof.

2.Terms and Conditions.
(a)Vesting of Tranche 1 Target Award. On the last day of the Tranche 1 Performance Period (such date, the “Tranche 1 Vesting Date”) a number of PSUs subject to the Tranche 1 Target Award (which number may be lesser than or greater than the total number of PSUs subject to the Tranche 1 Target Award) shall become vested and non-forfeitable based on the attainment of the performance measure set forth on Exhibit A attached hereto; provided, that, except as set forth in Section 3(b) below, Participant is employed by or providing services to the Company or any of its Affiliates on the Tranche 1 Vesting Date. The performance measure for the Tranche 1 Target Award is relative “Total Shareholder Return” or “TSR” (as such terms are defined on Exhibit A) for the Tranche 1 Performance Period.

(b)Vesting of Tranche 2 Target Award. On the last day the Tranche 2 Performance Period (such date, the “Tranche 2 Vesting Date”) a number of PSUs subject to the Tranche 2 Target Award (which number may be lesser than or greater than the total number of PSUs subject to the Tranche 2 Target Award) shall become vested and non-forfeitable based on the attainment of the performance measure set forth on Exhibit A attached hereto; provided, that, except as set forth in Section 3(b) below, Participant is employed by or providing services to the Company or any of its Affiliates on the Tranche 2 Vesting Date. The performance measure for the Tranche 2 Target Award is relative Total Shareholder Return or TSR for the Tranche 2 Performance Period.

(c)Settlement of PSUs. As soon as practicable following the date on which the Committee certifies the applicable performance measure in accordance with Exhibit A, but in no event later than March 15th of the year following the year in which the Tranche 1 Vesting Date and Tranche 2 Vesting Date respectively occurs, vested PSUs shall be settled by (i) delivering to Participant one share of Common Stock for each vested PSU and (ii) making a cash payment to Participant equal to the Fair Market Value of any fractional shares of Common Stock in respect of any vested PSUs credited to the Account.

(d)Restrictions. The PSUs granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of descent and distribution) and may not be subject to lien, garnishment, attachment or other legal process. Participant acknowledges and agrees that, with respect to the PSUs credited to the Account, Participant has no voting rights with respect to such shares of Common Stock unless and until such PSUs are settled in shares of Common Stock pursuant to Section 2(c) hereof.

3.	3. Effect of Termination of Employment.

4.
(a)Except as set forth in Section 3(b) below, upon the termination of Participant’s employment or service with the Company and its Affiliates, any unvested PSUs shall immediately and automatically, without any action on the part of the Company, be forfeited without any consideration therefor. Upon the termination of Participant’s employment or service with the Company and its Affiliates for Cause, any vested PSUs which have not been settled prior to the date of such termination of employment or service shall be forfeited (without payment of any consideration therefor).

(b)In the event of Participant’s termination of employment or service with the Company and its Affiliates due to death or Disability (as defined below) during the twelve (12) month period immediately preceding either the Tranche 1 Vesting Date or the Tranche 2 Vesting Date, as applicable, then Participant will vest in the number of PSUs determined by the product of (A) the number of PSUs that vest based on the attainment of the performance measure set forth on Exhibit A for the entire applicable performance period as if Participant had remained in employment or service with the Company or any of its Affiliates through the applicable vesting date, multiplied by (B) a fraction, the numerator of which is the number of days from the Date of Grant through the date of such termination and the denominator of which is the number of days in the applicable performance period. This prorated award shall be settled following the end of the applicable performance period as set forth in Section 2(c) above.

(c)For purposes of this Agreement, “Disability” shall mean a physical or mental condition, which in the opinion of the Company, pursuant to consistently applied guidelines,

medical reports, and other evidence satisfactory to the Company, causes the Participant to be unable to perform Participant’s services, duties and obligations for the Company or any of its Affiliates for any ninety (90) days during a period of one hundred eighty (180) consecutive days due to such condition. The Company may make such determination by a physician selected by the Company and require that the Participant submit to a medical examination by such physician, or pursuant to the provision of benefits under any applicable employer-sponsored group long-term disability insurance benefit program sponsored by the Company of its Affiliates in which Participant participates. The determination of the Company shall be binding upon the Participant.

4.    Tax Withholding. At the time the Award is made, or at any time thereafter as requested by the Company, Participant hereby authorizes the Company to satisfy its withholding obligations, if any, from payroll or any other amounts payable to Participant, and Participant further agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award, to the maximum extent permitted by law. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may satisfy such tax withholding obligations, in whole or in part, by withholding otherwise deliverable shares of Common Stock having an aggregate Fair Market Value equal to (but not exceeding) the minimum amount required to be withheld and/or by the sale of shares of Common Stock to generate sufficient cash proceeds to satisfy any such tax withholding obligation. Participant hereby authorizes the Company to take any steps as may be necessary to effect any such sale and agree to pay any costs associated therewith, including without limitation any applicable broker’s fees.

5.Rights as a Stockholder. Upon and following the delivery of such shares in settlement of the PSUs, Participant shall be the record owner of the shares of Common Stock so delivered unless and until such shares of Common Stock are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a holder of shares of Common Stock, including, without limitation, voting rights, if any, with respect to such shares of Common Stock. Prior to the settlement of the PSUs in shares of Common Stock, Participant shall not be deemed for any purpose to be the owner of the shares of Common Stock underlying the PSUs and no dividends or dividend equivalents will be earned, distributed or paid to Participant.

6.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to confirm to such applicable exemptive rule.

7.     Notices. Any notices provided for in this Award or the Plan shall be given in writing and shall be delivered by hand or sent by Federal Express, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to Participant at the last address Participant provided to the Company.

8.    Award Not a Service Contract. The Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue to serve as an employee, director or consultant to the Company or any of its Affiliates. In addition, nothing in this Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that Participant might have as an employee, director or consultant or as any other type of service provider for the Company or any Affiliate. Neither Participant nor any other person shall have any claim to be granted any additional awards and there is no obligation under the Plan for uniformity of treatment of holders or beneficiaries of awards. The terms and conditions of the Award granted hereunder or any other award granted under the Plan (or otherwise) and the Committee’s determinations and interpretations with respect thereto and/or with respect to Participant and any recipient of an award under the Plan need not be the same (whether or not Participant and any such other recipient are similarly situated).

9.    Section 409A of the Internal Revenue Code. The intent of the parties is that the payments and benefits under this Agreement be exempt from, or to the extent not so exempt, comply with Section 409A of the Internal Revenue Code of 1986, as amended, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be exempt from or in compliance therewith, as applicable.

10.    Miscellaneous.

(a)Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

(b)All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. Participant’s interest in the Account shall make Participant only a general, unsecured creditor of the Company.

(c)Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time-to-time, amend or revoke such designation. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be the beneficiary.

(d)Participant acknowledges and agrees that Participant has reviewed the Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all provisions of the Award.

(e)The waiver by either party of compliance with any provision of the Award by the other party shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by such party of a provision of the Award.

(f)The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be binding on Participant and Participant’s beneficiaries, executors, administrators, heirs and successors.

(g)The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(h)This Agreement shall be governed in all respects by the laws of the State of Nevada, without regard to conflicts of laws principles thereof.

(i)This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.    Governing Plan Document and Entire Agreement. The Award is subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Plan and any other document, the provisions of the Plan shall control. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

[Signature page follows]

CLUBCORP HOLDINGS, INC.		PARTICIPANT

By:
	Signature	Signature

Title:

Name:		Name:

Signature Page to PSU Agreement

EXHIBIT A

VESTING OF PSUs

Company Total Shareholder Return Relative to Peer Group:	Payout as Percentage of Target Award
90th percentile or above	175%
50th percentile	100%
30th percentile	50%
less than 30th percentile	0%
Payout is capped at 100% if the Company’s TSR (as defined below) is negative.
Vesting will be determined based on linear interpolation between points shown above.

1.     Determination of Award. Following the end of each of the Tranche 1 Performance Period and the Tranche 2 Performance Period, the Committee will certify the payout percentage for each target award for each applicable performance period. The PSUs subject to vesting during the applicable performance period will be automatically forfeited if the Company’s performance during such applicable performance period does not meet or exceed the 30th percentile. Performance at or above the threshold level will result in PSUs becoming vested as set forth below, and shares underlying such vested PSUs shall be distributed following completion of the certification described above.

2.     Defined Terms. For purposes of this Agreement:

(a)    “Total Shareholder Return” or “TSR” means total shareholder return as applied to the Company or any company in the Peer Group, defined as (A) the stock price at the end of the applicable performance period minus the stock price at the beginning of the applicable performance period, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the Company or any company in the Peer Group) during the applicable performance period, divided by (B) the stock price at the beginning of the applicable performance period, expressed as a percentage return.  For purposes of computing TSR, the stock price at the beginning of each performance period will be the average price of a share of common stock over all trading days that occur in the last full calendar month immediately preceding such performance period, and the stock price at the end of each performance period will be the average price of a share of common stock over all trading days that occur in the last full calendar month of such performance period.

(b)    “Peer Group” means the companies listed on the S&P Leisure Time Services Select Industry Index on the first day of each applicable performance period (but without regard to any such company that ceases to be publicly traded prior to the expiration of such performance period).

3.     Calculation. For purposes of the Award, the number of PSUs subject to the Tranche 1 Target Award and the Tranche 2 Target Award that will become vested effective as of the Tranche 1 Vesting Date and the Tranche 2 Vesting Date, as applicable, will be calculated as follows:

(a)    FIRST: For the Company and for each other company in the Peer Group, determine the TSR for each of the Tranche 1 Performance Period and the Tranche 2 Performance Period, as applicable.

(b)    SECOND: Rank the TSR values determined in the first step from low to high (with the company having the lowest TSR being ranked number 1, the company with the second lowest TSR ranked number 2, and so on) and determine the Company’s percentile rank based upon its position in the list by dividing the Company’s position by the total number of companies (including the Company) in the Peer Group and rounding the quotient to the nearest hundredth.

(c)    THIRD: Plot the percentile rank for the Company determined in the second step into the appropriate band in the left-hand column of the table above and determine the number of PSUs vesting as a percent of the Tranche 1 Target Award and the Tranche 2 Target Award, as applicable, which is the figure in the right-hand column of the table above corresponding to that percentile rank. Use linear interpolation between points in the table above to determine the percentile rank and the corresponding PSU vesting if the Company’s percentile rank falls between two such points and is greater than the 30th percentile and less than 90th percentile.

4.     Rules. The following rules apply to the computation of the number of PSUs vesting:

(a)    If the Company’s TSR is negative over the applicable performance period, the payout shall not exceed 100% of target for that performance period.

(b)    The minimum number of PSUs that may vest for any performance period is zero and the maximum number of PSUs that may vest for any performance period is 175% of the number of PSUs granted in respect of that performance period. No PSUs granted in respect of a performance period will vest if the percentile rank is below the 30th percentile for that performance period (and all such PSUs will be automatically forfeited).

(c)    PSUs that are scheduled to vest at the end of a performance period and do not vest because the applicable level of performance was not achieved shall be automatically forfeited at the end of such performance period.